UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

001-37929
(Commission File No.)

Bermuda	98-1343578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7th Floor
50 Broadway
London
SW1H 0DB
United Kingdom
Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 207 400 3351

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, par value $0.000017727 per share	MYOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 1, 2023, Myovant Sciences Ltd., a Bermuda exempted company limited by shares (the “Company”), held a special general meeting of shareholders (the “Special General Meeting”) to vote on the proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 23, 2023. A total of 97,235,316 common shares of the Company were entitled to vote at the close of business on January 20, 2023, the record date for the Special General Meeting. 84,651,059 of the Company’s common shares issued and outstanding were present or represented by proxy at the Special General Meeting, representing approximately 87.05% of those shares entitled to vote, which constituted a quorum.

Each of the proposals upon which the Company’s shareholders voted at the Special General Meeting, and the final, certified results reported by the Company’s independent inspector of elections, American Election Services, LLC, are set forth below.

1.
The adoption and approval of the Agreement and Plan of Merger, dated as of October 23, 2022 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), and a related Statutory Merger Agreement (the “Statutory Merger Agreement”), by and among the Company, Sumitovant Biopharma Ltd. (“Sumitovant”), Zeus Sciences Ltd. and, solely with respect to Article IX and Annex A of the Merger Agreement, Sumitomo Pharma Co., Ltd., and the transactions contemplated by the Merger Agreement and the Statutory Merger Agreement, including a merger, pursuant to which Zeus Sciences Ltd. will merge with and into the Company (the “Merger”), with Myovant continuing as the surviving company following the Merger as a wholly owned subsidiary of Sumitovant (the “Merger Proposal”).

The voting results of the holders of the issued and outstanding common shares of the Company entitled to vote on the Merger Proposal and voting at the Special General Meeting are as follows:

For	Against	Abstain	Broker Non-Votes
82,347,584	2,259,136	44,339	-

The voting results of the holders of the issued and outstanding common shares of the Company held by the Company’s shareholders other than Sumitovant or its affiliates are as follows:

For	Against	Abstain	Broker Non-Votes
32,306,403	2,259,136	44,339	-

The Merger Proposal was approved, receiving the affirmative vote of (i) approximately 97.32% of the Company common shares issued and outstanding and entitled to vote on the Merger Proposal and voting at the Special General Meeting (such vote, the “General Shareholder Approval”) and (ii) approximately 68.45% of Company common shares issued and outstanding held by the Company’s shareholders other than Sumitovant or its affiliates (such vote, the “Minority Shareholder Approval” and together with the General Shareholder Approval, the “Required Shareholder Approval”).

2.	A non-binding, advisory proposal to approve specified compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger.

For	Against	Abstain	Broker Non-Votes
74,048,487	10,234,450	368,122	-

This proposal was approved, receiving the affirmative vote of approximately 87.85% of the Company common shares issued and outstanding and entitled to vote on such proposal and voting at the Special General Meeting.

3.
In connection with the Special General Meeting, the Company also solicited proxies with respect to a proposal to adjourn the Special General Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special General Meeting to approve the Merger Proposal (the “Adjournment Proposal”). Because the Required Shareholder Approval was obtained for the Merger Proposal, as noted above, the Adjournment Proposal was rendered moot and not presented.

Now that the Company’s shareholders have approved the Merger Proposal, the Company expects closing of the Merger to occur within seven business days of the date hereof, subject to satisfaction of all other conditions to closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2023
MYOVANT SCIENCES LTD.

	By:	/s/ Matthew Lang
Name:	Matthew Lang
Title:	General Counsel and Corporate Secretary